Securities and Exchange Commission

Washington, DC  20549

Form 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        June 3, 1997

Sterling Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania                       0-16276                     23-2449551
(State or other jurisdiction (Commission File Number)        (IRS Employer
    of incorporation)                                      Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania           17601-4133
(Address of principal executive offices)                      (Zip Code)


Registrant's Telephone number, including area code    (717) 581-6030

                         N/A
(Former name or former address, if changed since last report)

ITEM 5 - OTHER EVENTS.

     On June 3, 1997, the Registrant issued a press release announcing a plan to repurchase up to 140,000 shares of the Registrant's outstanding common stock, par value $5.00 per share, which press release is attached as Exhibit 99 hereto and incorporated herein by reference.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits:

          99 Press Release, of Registrant, dated June 3, 1997,
          re: Repurchase Program

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        Sterling Financial Corporation
                                        (Registrant)

                                        By: /s/ John E. Stefan
                                        John E. Stefan, Chairman of the Board,
                                        President and Chief Executive Officer


                                        By:/s/ Ronald L. Bowman
                                        Ronald L. Bowman, Vice President
                                        and Secretary


DATE      June 11, 1997

EXHIBIT INDEX

                                                  Page Number
                                                  in Manually
Exhibit                                           Signed Original

  99        Press Release, dated June 3, 1997, of
            Registrant   re: Repurchase Program.         5

                            EXHIBIT 99
                          PRESS RELEASE


     The Board of Directors of Sterling Financial Corporation is pleased to announce the approval of a plan to purchase, in open market transactions, up to 140,000 shares of its outstanding common stock. In announcing the plan, John E. Stefan, Chairman of the Board, President and Chief Executive Officer of
Sterling Financial Corporation, stated that the Board of Directors believes the opportunity to purchase Sterling's common stock represents an attractive opportunity to increase value for the Company and its shareholders. The purchases are expected to be funded by using available capital.

     Sterling Financial Corporation is the parent bank holding company of Bank of Lancaster County, N.A. Bank of Lancaster
County has 29 banking locations in addition to the bank's wholly owned subsidiary, Town & Country Leasing.